Exhibit 6.16

OFFER TO PURCHASE AND CONTRACT

(Consult Standard Form 2G for guidance in completing this form.)

For valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Buyer offers to purchase and Seller upon acceptance agrees to sell and convey the Property on the terms and conditions of this Offer to Purchase and Contract and any addendum or modification made in accordance with its terms (together the “Contract”).

1. TERMS AND DEFINITIONS:

(a) “Seller”: Ashley Van Gieson, Ryan Van Gieson

(b) “Buyer”: Acre Home Ownership Holdings LLC and/or its assigns

(c) “Property”: Street Address: 112 Lure Lane Ln

City: Wendell Zip: 27591 County: Johnston , NC Lot/Unit , Block/Section , Subdivision/Condominium Plat Book/Slide at Page(s) PIN/PID: MS Other description: LOT 45 GOODWIN CHASE EAST PH 3 97/97 LOT 4 HARDEN CREEK 93/351

Some or all of the Property may be described in Deed Book at Page

The Property ☐ will will not include a manufactured (mobile) home(s).

The Property ☐ will will not include an off-site and/or separate septic lot, boat slip, garage, parking space, or storage unit.

☐ Additional Parcels. If additional parcels are the subject of this Contract, any such parcels are described in an attached exhibit to this Contract, and the term “Property” as used herein shall be deemed to refer to all such parcels.

Government authority over taxes, zoning, school districts, utilities, and mail delivery may differ from address. The Property shall include all the above real estate and all appurtenances thereto including the improvements located thereon and the fixtures and personal property in Paragraphs 2 and 3 below. If a manufactured home(s) or a separate septic lot, boat slip, garage, parking space, or storage unit is included, Buyer and Seller are strongly encouraged to include further details in the Additional Provisions Addendum (Form 2A11-T) and attach it to this offer.

(d) “Purchase Price”:

$ 505,000.00	paid in U.S. Dollars upon the following terms:
$ 4,500.00	BY DUE DILIGENCE FEE made payable and delivered to Seller on the Effective

Date by ☐ cash ☐ personal check ☐ official bank check wire transfer ☐ electronic transfer (specify payment service: )
$	BY INITIAL EARNEST MONEY DEPOSIT made payable and delivered to Escrow
Agent within five days of the Effective Date by ☐ cash ☐ personal check ☐ official bank check ☐ wire transfer ☐ electronic transfer.
$	BY (ADDITIONAL) EARNEST MONEY DEPOSIT made payable and delivered to
Escrow Agent no later than 5 p.m. on , TIME IS OF THE ESSENCE by ☐ cash ☐ official bank check ☐wire transfer ☐ electronic transfer
$	BY ASSUMPTION of the unpaid principal balance and all obligations of Seller on the existing loan(s). See Loan Assumption Addendum (Form 2A6-T).
$	BY SELLER FINANCING. See Seller Financing Addendum (Form 2A5-T).
$	BY BUILDING DEPOSIT. See New Construction Addendum (Form 2A3-T).
$ 500,500.00	BALANCE of the Purchase Price in cash at Settlement (some or all of which may be paid with the proceeds of a new loan)

(e) “Seller Concessions”: Seller shall pay at Settlement $                              or                        % of the Purchase Price toward any of Buyer’s expenses associated with the purchase of the Property, at the discretion of Buyer and/or lender, including FHA/VA lender and inspection costs that Buyer is not permitted to pay, if any.

(f) “Due Diligence Period”: (Check only one) ☐ The period beginning on the Effective Date and extending through 5:00 p.m. on (insert date only; not “N/A”) _12/22/2025 ; OR ☐ The period extending for (insert a number only; not “N/A”)               days after the Effective Date and ending at 5:00 p.m. on the last day of the period. TIME IS OF THE ESSENCE.

(g) “Settlement Date”: The parties agree that Settlement will take place on 01/05/2026              unless otherwise agreed in writing, at a time and place designated by Buyer.

This form jointly approved by: North Carolina Bar Association NC REALTORS®

Buyer’s initials MS Seller’s initials	STANDARD FORM 2-T Revised 7/2025 © 7/2025

(h) “Earnest Money Deposit”: The Initial Earnest Money Deposit, the Additional Earnest Money Deposit and any other earnest monies paid or required to be paid in connection with this transaction, collectively the “Earnest Money Deposit,” shall be deposited promptly and held in escrow by Escrow Agent. The Earnest Money Deposit will be credited to Buyer at Closing or disbursed as required by this Contract. In the event of a dispute between Seller and Buyer over the disposition of the Earnest Money Deposit held in escrow, Escrow Agent may remit the Earnest Money Deposit to the clerk of court or otherwise disburse it according to North Carolina Law if the Buyer and Seller cannot resolve the dispute by consent.

(i) “Escrow Agent”: (insert name)    Jackson Law                            . Buyer and Seller consent to disclosure by the Escrow Agent of any material facts pertaining to the Earnest Money Deposit to the parties to this transaction, their real estate agent(s) and Buyer’s lender(s). THE PARTIES AGREE THAT A REAL ESTATE BROKERAGE FIRM ACTING AS ESCROW AGENT MAY PLACE THE EARNEST MONEY DEPOSIT IN AN INTEREST-BEARING TRUST ACCOUNT AND THAT ANY INTEREST EARNED THEREON SHALL BE DISBURSED TO THE ESCROW AGENT MONTHLY IN CONSIDERATION OF THE EXPENSES INCURRED BY MAINTAINING SUCH ACCOUNT AND RECORDS ASSOCIATED THEREWITH.

(j) “Effective Date”: The date that: (1) the last one of Buyer and Seller has signed or initialed this offer or the final counteroffer, if any, and (2) such signing or initialing is communicated to the party making the offer or counteroffer, as the case may be. The parties acknowledge and agree that the initials lines at the bottom of each page of this Contract are merely evidence of their having reviewed the terms of each page, and that the complete execution of such initial lines shall not be a condition of the effectiveness of this Agreement. The parties further acknowledge that the effectiveness of this Contract is not contingent on Buyer’s payment of any Earnest Money Deposit or Due Diligence Fee. See paragraph 6(a) for Seller’s remedy for any untimely delivered or dishonored funds.

(k) “Due Diligence”: Buyer’s opportunity to investigate the Property and the transaction contemplated by this Contract, including but not necessarily limited to the matters described in Paragraph 4 below, to decide whether Buyer, in Buyer’s sole discretion, will proceed with or terminate the transaction.

(l) “Due Diligence Fee”: A negotiated amount, if any, paid by Buyer to Seller with this Contract for Buyer’s right to terminate the Contract for any reason or no reason during the Due Diligence Period. It shall be the property of Seller upon the Effective Date and shall be a credit to Buyer at Closing. The Due Diligence Fee shall be non-refundable except in the event of a material breach of this Contract by Seller, or if this Contract is terminated under Paragraph 23(b) or as otherwise provided in any addendum hereto. Buyer and Seller each expressly waive any right that they may have to deny the right to conduct Due Diligence or to assert any defense as to the enforceability of this Contract based on the absence or alleged insufficiency of any Due Diligence Fee, it being the intent of the parties to create a legally binding contract for the purchase and sale of the Property without regard to the existence or amount of any Due Diligence Fee. Seller, or Seller’s agent, may direct Buyer in writing to make the Due Diligence Fee payable to a party other than “Seller” as that term is defined herein, and Seller agrees to be bound by such written direction. See paragraph 23 for a party’s right to attorneys’ fees incurred in collecting the Due Diligence Fee.

(m) “Settlement”: The proper execution and delivery to the closing attorney of all documents necessary to complete the transaction contemplated by this Contract, including the deed, settlement statement, deed of trust and other loan or conveyance documents, and the closing attorney’s receipt of all funds necessary to complete such transaction.

(n) “Closing”: The completion of the legal process which results in the transfer of title to the Property from Seller to Buyer, which includes the following steps: (1) the Settlement (defined above); (2) the completion of a satisfactory title update to the Property following the Settlement; (3) the closing attorney’s receipt of authorization to disburse all necessary funds; and (4) recordation in the appropriate county registry of the deed(s) and deed(s) of trust, if any, which shall take place as soon as reasonably possible for the closing attorney after Settlement. Upon Closing, the proceeds of sale shall be disbursed by the closing attorney in accordance with the settlement statement and the provisions of Chapter 45A of the North Carolina General Statutes. If the title update should reveal unexpected liens, encumbrances or other title defects, or if the closing attorney is not authorized to disburse all necessary funds, then the Closing shall be suspended and the Settlement deemed delayed under paragraph 12 (Delay in Settlement/Closing).

Attorney Closings in North Carolina: The North Carolina State Bar has determined that the performance of most acts and services required for a closing constitutes the practice of law and must be conducted only by an attorney licensed to practice law in North Carolina. State law prohibits unlicensed individuals or firms from rendering legal services or advice. Although non-attorney settlement agents may perform limited services in connection with a closing, they may not perform all the acts and services required to complete a closing. Accordingly, it is the position of the North Carolina Bar Association and NC REALTORS® that all buyers should hire an attorney licensed in North Carolina to perform a closing.

(o) “Special Assessments”: A charge against the Property by a governmental authority in addition to ad valorem taxes and recurring governmental service fees levied with such taxes, or by an owners’ association in addition to any regular assessment (dues), either of which may be a lien against the Property. Buyer’s and Seller’s respective responsibilities for the payment of Special Assessments are addressed in paragraphs 6(b) and 8(k).

Buyer’s initials MS Seller’s initials	STANDARD FORM 2-T Revised 7/2025 © 7/2025

2. FIXTURES AND EXCLUSIONS: The parties should not assume that an item will or will not be included in the sale based on a statement or advertisement outside this Contract. See paragraph 19 for details. Buyer and Seller should ensure this paragraph accurately reflects the entire agreement of Buyer and Seller.

(a) Fixtures Are Included in Purchase Price: ALL EXISTING FIXTURES ARE INCLUDED IN THE SALE AS PART OF THE PURCHASE PRICE, FREE OF LIENS, UNLESS EXCLUDED IN SUBPARAGRAPHS (d) OR (e).

(b) Specified Items: Buyer and Seller agree that the following items, if present on the Property on the date of the offer, shall be included in the sale as part of the Purchase Price free of liens, unless excluded in subparagraphs (d) or (e) below. ALL ITEMS LISTED BELOW INCLUDE BOTH TRADITIONAL AND “SMART” VERSIONS AND ANY EXCLUSIVELY DEDICATED, RELATED EQUIPMENT AND/OR REMOTE CONTROL DEVICES.

●	Alarm and security systems (attached) for security, fire, smoke, carbon monoxide or other toxins with all related access codes, sensors, cameras, dedicated monitors, hard drives, video recorders, power supplies and cables; doorbells/chimes	●	Invisible fencing with power supply
●	All stoves/ranges/ovens; built-in appliances; attached microwave oven; vent hood	●	Landscape and outdoor trees and plants (except in moveable containers); raised garden; landscape and foundation lighting; outdoor sound systems; permanent irrigation systems; rain barrels; landscape water features; address markers
●	Antennas; satellite dishes and receivers	●	Mailboxes; mounted package and newspaper receptacles
●	Basketball goals and play equipment (permanently attached or in-ground)	●	Mirrors attached to walls, ceilings, cabinets or doors; all bathroom wall mirrors
●	Ceiling and wall-attached fans; light fixtures (including existing bulbs)	●	Swimming pools; spas; hot tubs (excluding inflatable pools, spas, and hot tubs)
●	Exercise equipment/devices that are attached	●	Sump-pumps, radon fans and crawlspace ventilators; de-humidifiers that are permanently wired
●	Fireplace insert; gas logs or starters; attached fireplace screens; wood or coal stoves	●	Surface-mounting brackets for television and speakers; recess-mounted speakers; mounted intercom system
●	Floor coverings (attached)	●	Window/Door blinds and shades; curtain/drapery rods and brackets; door and window screens and combination doors; awnings and storm windows
●	Garage door openers	●	Water supply equipment, including filters, conditioning and softener systems; re-circulating pumps; well pumps and tanks
●	Generators that are permanently wired
●	Thermostats
●	Storage shed; utility building
●	Solar electric and solar water heating systems
●	Electric vehicle chargers

(c) Unpairing/deleting data from devices: Prior to Closing, Seller shall “unpair” any devices that will convey from any personal property devices (hubs, intelligent virtual assistants, mobile devices, vehicles, etc.) with which they are paired, delete personal data from any devices that will convey, and restore all devices to factory default settings unless otherwise agreed. Seller’s obligations under this paragraph 2(c) shall survive Closing.

(d) Items Leased or Not Owned: Any item which is leased or not owned by Seller, such as antennas, satellite dishes and receivers, appliances, and alarm and security systems must be identified here and shall not convey:

In addition, any leased fuel tank identified in paragraph 7(d) shall not convey. Any items leased or not owned by Seller that Seller wishes to convey under certain conditions – for example, if Seller wishes for Buyer to assume a fixture loan before conveying an item – should be addressed in an attorney-drafted addendum after consulting with the lender, if any.

(e) Other Items That Do Not Convey: The following items shall not convey (identify those items to be excluded under subparagraphs (a) and (b)):

Seller must repair any damage caused by removal of any items excluded above in a good and workmanlike manner. Seller will notify Buyer upon completion of such repair(s) and provide Buyer with documentation thereof, if any. Buyer is advised to consider attaching the Additional Provisions Addendum (Form 2A11-T) if Buyer has a specific request as to how the repairs should be completed.

Buyer’s initials MS Seller’s initials	STANDARD FORM 2-T Revised 7/2025 © 7/2025

3. PERSONAL PROPERTY: The following personal property present on the Property on the date of the offer shall be transferred to Buyer at closing at no value. Any personal property that is part of the sale should be identified in this paragraph. Buyer is advised to consult with Buyer’s lender to assure that the Personal Property items listed here can be included:    Dishwasher, Microwave,   Range-Electric, Stainless Steel Appliance(s): Dryer, Refrigerator, Washer

4. BUYER’S DUE DILIGENCE PROCESS: BUYER IS STRONGLY ENCOURAGED TO CONDUCT DUE DILIGENCE

DURING THE DUE DILIGENCE PERIOD. If Buyer is not satisfied with the results or progress of Buyer’s Due Diligence, Buyer should terminate this Contract prior to the expiration of the Due Diligence Period, unless Buyer can obtain a written extension from Seller. Seller is not obligated to grant an extension. If Buyer terminates outside the Due Diligence Period, Buyer may lose their Earnest Money Deposit. Buyer may continue to investigate the Property following the expiration of the Due Diligence Period as allowed under paragraphs 4 and 8(c) herein.

(a) Loan: Buyer, at Buyer’s expense, shall be entitled to pursue qualification for and approval of the Loan if any. There is no loan or appraisal contingency in this Contract. Therefore, Buyer is advised to consult with Buyer’s lender prior to signing this offer to assure that the Due Diligence Period allows sufficient time for the loan process and for Buyer’s lender to provide Buyer sufficient information to decide whether to proceed with or terminate the transaction.

(b) Property Investigation: Buyer or Buyer’s agents or representatives, at Buyer’s expense, shall be entitled to conduct all desired tests, surveys, appraisals, investigations, examinations and inspections of the Property as Buyer deems appropriate, including but NOT limited to the following:

(i)	Inspections: Inspections to determine the condition of any improvements on the Property, the presence of unusual drainage conditions or evidence of excessive moisture adversely affecting any improvements on the Property, the presence of asbestos or existing environmental contamination, evidence of wood-destroying insects or damage therefrom, and the presence and level of radon gas on the Property.

(ii)	Review of Documents: Review of the Declaration of Restrictive Covenants, Bylaws, Articles of Incorporation, Rules and Regulations, and other governing documents of any applicable owners’ association and/or subdivision. If the Property is subject to regulation by an owners’ association, it is recommended that Buyer review the completed Residential Property and Owners’ Association Disclosure Statement provided by Seller prior to signing this offer. It is also recommended that the Buyer determine if the owners’ association or its management company charges fees for providing information required by Buyer’s lender or confirming restrictive covenant compliance.

(iii)	Insurance: Investigation of the availability and cost of insurance for the Property.
(iv)	Appraisals: An appraisal of the Property.
(v)	Survey: A survey to determine whether the property is suitable for Buyer’s intended use and the location of easements, setbacks, property boundaries and other issues which may or may not constitute title defects.
(vi)	Zoning, Governmental Regulation, and Governmental Compliance: Investigation of current or proposed zoning or other governmental regulation that may affect Buyer’s intended use of the Property, adjacent land uses, planned or proposed road construction, and school attendance zones; and investigation of whether the Property is in violation of any law, ordinance, permit, or government regulation as outlined in paragraph 8(h).
(vii)	Flood/Wetland/Water Hazard: Investigation of potential flood hazards, wetlands, or other water or riparian issues on the Property; and/or any requirement to purchase flood insurance in order to obtain a loan.
(viii)	Utilities and Access: Availability, quality, and obligations for maintenance of utilities including water, sewer, electric, gas, communication services, stormwater management, and means of access to the Property and amenities.
(ix)	Streets/Roads: Investigation of the status of the street/road upon which the Property fronts as well as any other street/road used to access the Property, including: (1) whether any street(s)/road(s) are public or private, (2) whether any street(s)/road(s) designated as public are accepted for maintenance by the State of NC or any municipality, or (3) if private or not accepted for public maintenance, the consequences and responsibility for maintenance and the existence, terms and funding of any maintenance agreements.
(x)	Special Assessments: Investigation of the existence of Special Assessments that may be under consideration by a governmental authority or an owners’ association.

(c) Sale/Lease of Existing Property: As noted in paragraph 5(b), unless otherwise provided in an addendum, this Contract is not conditioned upon the sale/lease or closing of other property owned by Buyer. Therefore, if Buyer must sell or lease other real property in order to qualify for a new loan or to otherwise complete the purchase of the Property, Buyer should seek to close on Buyer’s other property prior to the end of the Due Diligence Period or be reasonably satisfied that closing on Buyer’s other property will take place prior to the Settlement Date of this Contract.

Buyer’s initials MS Seller’s initials	STANDARD FORM 2-T Revised 7/2025 © 7/2025

(d) Repair/Improvement Negotiations/Agreement: Buyer acknowledges and understands the following: (i) Unless the parties agree otherwise, THE PROPERTY IS BEING SOLD IN ITS CURRENT CONDITION; (ii) Seller may, but is not required to, engage in negotiations for repairs/improvements to the Property. Buyer is strongly advised to make any repair/improvement requests in sufficient time to allow negotiations to be concluded prior to the expiration of the Due Diligence Period. Any agreement that the parties may reach with respect to repairs/improvements is an addition to this Contract that must be in writing and signed by the parties in accordance with Paragraph 19.

(e) Buyer’s Obligation to Repair Damage: Buyer shall, at Buyer’s expense, promptly repair any damage to the Property resulting from any activities of Buyer and Buyer’s agents and contractors, but Buyer shall not be responsible for any damage caused by accepted practices either approved by the N.C. Home Inspector Licensure Board or applicable to any other N.C. licensed professional performing reasonable appraisals, tests, surveys, examinations, and inspections of the Property. This repair obligation shall survive any termination of this Contract.

(f) Indemnity: Buyer will indemnify and hold Seller harmless from all loss, damage, claims, suits or costs, which shall arise out of any contract, agreement, or injury to any person or property as a result of any activities of Buyer and Buyer’s agents and contractors relating to the Property except for any loss, damage, claim, suit or cost arising out of pre-existing conditions of the Property and/or out of Seller’s negligence or willful acts or omissions. This indemnity shall survive this Contract and any termination hereof.

(g) Buyer’s Right to Terminate: Provided that Buyer has delivered any agreed-upon Due Diligence Fee, Buyer shall have the right to terminate this Contract for any reason or no reason; by delivering to Seller written notice of termination (the “Termination Notice”) during the Due Diligence Period (or any agreed-upon written extension of the Due Diligence Period), TIME IS OF THE ESSENCE. If Buyer timely delivers the Termination Notice, this Contract shall be terminated and the Earnest Money Deposit shall be refunded to Buyer.

(h) CLOSING SHALL CONSTITUTE ACCEPTANCE OF THE PROPERTY IN ITS THEN EXISTING CONDITION UNLESS PROVISION IS OTHERWISE MADE IN WRITING.

5. BUYER REPRESENTATIONS:

(a) Funds to complete purchase: Buyer’s obligations under this Contract are not conditioned on obtaining any loan(s) or other funds from sources other than Buyer’s own assets. Some loans and programs providing funds to Buyer may impose repair obligations or additional conditions or costs upon Seller or Buyer, and more information may be needed. Material changes to funding the purchase of the Property that affect the terms of the contract are material facts that must be disclosed.

Cash. Buyer intends to pay cash in order to purchase the Property and does not intend to obtain a loan or funds from sources other than Buyer’s own assets. If Buyer does not intend to obtain a new loan(s) and/or funds from sources other than Buyer’s own assets, Seller is advised, prior to signing this offer, to obtain documentation from Buyer which demonstrates that Buyer will be able to close on the Property without the necessity of obtaining a loan or funds from sources other than Buyer’s own assets. Verification of cash available for Settlement is ☐ is not attached.

OR:

☐ Loan(s)/Other Funds. Buyer intends to obtain a loan(s) and/or other funds to purchase the Property from the following sources. Material changes to the following are material facts that must be disclosed. The parties should note that some loans may have repair obligations or other costs on Seller or Buyer.

Check all applicable sources:

☐ First Mortgage Loan: Buyer intends to obtain a first mortgage loan of the following: ☐ FHA ☐ VA (attach FHA/VA Financing Addendum) ☐ Conventional ☐ USDA ☐ Other type:

in the principal amount of                                                                          plus any financed VA Funding Fee or FHA MIP.

☐ Second Mortgage Loan: Buyer intends to obtain a second mortgage loan as follows:

Other funds: Buyer intends to obtain funds from the following other source(s) in order to purchase the Property:

Buyer’s initials MS Seller’s initials	STANDARD FORM 2-T Revised 7/2025 © 7/2025

(b) Other Property: This subparagraph is only a disclosure by Buyer and does not make this contract contingent on the sale of Buyer’s other property. If Buyer and Seller wish to make this Contract contingent on the sale of Buyer’s other property, then the parties should attach an attorney-drafted, custom addendum.

Buyer ☐ DOES DOES NOT have to sell or lease other real property in order to qualify for a new loan or to complete the purchase.

(Complete the following only if Buyer DOES have to sell or lease other real property:)

Other Property Address:

☐ (Check if applicable) Buyer’s other property IS under contract as of the date of this offer, and a copy of the contract has either been previously provided to Seller or accompanies this offer. (Buyer may mark out any confidential information, such as the purchase price and the buyer’s identity, prior to providing a copy of the contract to Seller.) Failure to provide a copy of the contract shall not prevent this offer from becoming a binding contract; however, SELLER IS STRONGLY ENCOURAGED TO OBTAIN AND REVIEW THE CONTRACT ON BUYER’S PROPERTY PRIOR TO ACCEPTING THIS OFFER.

☐ (Check if applicable) Buyer’s other property IS NOT under contract as of the date of this offer. Buyer’s property (check only ONE of the following options):

☐ is listed with and actively marketed by a licensed real estate broker.

☐ will be listed with and actively marketed by a licensed real estate broker.

☐ Buyer is attempting to sell/lease the Buyer’s Property without the assistance of a licensed real estate broker.

(c) Performance of Buyer’s Financial Obligations: To the best of Buyer’s knowledge, there are no other circumstances or conditions existing as of the date of this offer that would prohibit Buyer from performing Buyer’s financial obligations in accordance with this Contract, except as may be specifically set forth herein.

(d) Residential Property and Owners’ Association Disclosure Statement (check only one):

Buyer has received a signed copy of the N.C. Residential Property and Owners’ Association Disclosure Statement prior to making this offer and acknowledges compliance with N.C.G.S. 47E-5 (Residential Property Disclosure Act).

☐ Buyer has NOT received a signed copy of the N.C. Residential Property and Owners’ Association Disclosure Statement prior to making this offer and shall have the right to terminate or withdraw this Contract without penalty (including a refund of any Due Diligence Fee) prior to WHICHEVER OF THE FOLLOWING EVENTS OCCURS FIRST: (1) the end of the third calendar day following receipt of the Disclosure Statement; (2) the end of the third calendar day following the Effective Date; or (3) Settlement or occupancy by Buyer in the case of a sale or exchange.

☐ Exempt from N.C. Residential Property and Owners’ Association Disclosure Statement because (SEE GUIDELINES):

                                                                                                                                                                                                              .

(e) Mineral and Oil and Gas Rights Mandatory Disclosure Statement (check only one):

Buyer has received a signed copy of the N.C. Mineral and Oil and Gas Rights Mandatory Disclosure Statement prior to making this offer and acknowledges compliance with N.C.G.S. 47E-5 (Residential Property Disclosure Act).

☐ Buyer has NOT received a signed copy of the N.C. Mineral and Oil and Gas Rights Mandatory Disclosure Statement prior to making this offer and shall have the right to terminate or withdraw this Contract without penalty (including a refund of any Due Diligence Fee) prior to WHICHEVER OF THE FOLLOWING EVENTS OCCURS FIRST: (1) the end of the third calendar day following receipt of the Disclosure Statement; (2) the end of the third calendar day following the Effective Date; or (3) Settlement or occupancy by Buyer in the case of a sale or exchange.

☐ Exempt from N.C. Mineral and Oil and Gas Rights Mandatory Disclosure Statement because (SEE GUIDELINES):

                                                                                                                                                                                                              .

Buyer’s receipt of a Mineral and Oil and Gas Rights Mandatory Disclosure Statement does not modify or limit the obligations of Seller under Paragraph 8(g) of this Contract and shall not constitute the assumption or approval by Buyer of any severance of mineral and/or oil and gas rights, except as may be assumed or specifically approved by Buyer in writing. The parties are advised to consult with a NC attorney prior to signing this Contract if severance of mineral and/or oil and gas rights has occurred.

6. BUYER OBLIGATIONS:

(a) Timely Payment of Earnest Money Deposit and Due Diligence Fee; Dishonored Funds:

(i)	Buyer must timely pay the Earnest Money Deposit and Due Diligence Fee. Should Buyer fail to deliver either the Due Diligence Fee or any Initial Earnest Money Deposit by their due dates, or should any check or other funds paid by Buyer be dishonored, for any reason, by the institution upon which the payment is drawn, Buyer shall have one banking day after written notice to deliver cash, official bank check, wire transfer, or electronic transfer to the payee. Form 355 may be used to demand funds from Buyer.

Buyer’s initials MS Seller’s initials	STANDARD FORM 2-T Revised 7/2025 © 7/2025

(ii)	In the event Buyer does not timely deliver the required funds, Seller shall have the right to terminate this Contract upon written notice to Buyer, and Seller shall be entitled to recover the Due Diligence Fee together with all Earnest Money Deposit paid or to be paid in the future. In addition, Seller may seek any remedies allowed for dishonored funds. See paragraph 23 for a party’s right to attorneys’ fees incurred in collecting the Earnest Money Deposit or Due Diligence Fee.

(iii)	If the parties agree that Buyer will pay any fee or deposit described above by electronic or wire transfer, Seller agrees to cooperate in effecting such transfer, including the establishment of any necessary account and providing any necessary information to Buyer. Buyer shall be responsible for additional costs, if any, associated with such transfer.

(b) Responsibility for Special Assessments: Buyer shall take title subject to all Special Assessments that may be approved following Settlement.

(c) Responsibility for Certain Costs: Buyer shall be responsible for all costs with respect to: (i) any loan obtained by Buyer; (ii) charges by an owners’ association or a management company/vendor as agent of the association under paragraph 9(b) of this Contract; (iii) appraisal; (iv) title search; (v) title insurance; (vi) any fees charged by the closing attorney for the preparation of the Closing Disclosure, Seller Disclosure and any other settlement statement; (vii) recording the deed; and (viii) preparation and recording of all instruments required to secure the balance of the Purchase Price unpaid at Settlement.

(d) Authorization to Disclose Information: Buyer authorizes the Buyer’s lender(s), the parties’ real estate agent(s) and closing attorney: (i) to provide this Contract to any appraiser employed by Buyer or by Buyer’s lender(s); and (ii) to release and disclose any buyer’s closing disclosure, settlement statement and/or disbursement summary, or any information therein, to the parties to this transaction, their real estate agent(s) and Buyer’s lender(s).

7. SELLER REPRESENTATIONS:

(a) Ownership: Seller ☐ has owned the Property for at least one year; ☐ has owned the Property for less than one year; or ☐ does not yet own the Property.

(b) Lead-Based Paint (check if applicable): ☐ The Property is residential and was built prior to 1978 (Attach Lead-Based Paint or Lead-Based Paint Hazards Disclosure Addendum, Form 2A9-T). IF A LEAD-BASED PAINT DISCLOSURE IS REQUIRED BUT NOT GIVEN TO BUYER PRIOR TO SELLER’S ACCEPTANCE OF THIS OFFER, BUYER MAY NOT BE OBLIGATED TO PURCHASE THE PROPERTY UNDER THIS CONTRACT UNDER FEDERAL LAW.

(c) Owners’ Association(s) and Dues: Seller authorizes and directs any owners’ association, any management company of the owners’ association, any insurance company and any attorney who has previously represented the Seller to release to Buyer, Buyer’s agents, representative, closing attorney and/or lender true and accurate copies of the following items affecting the Property, including any amendments: Seller’s statement of account; master insurance policy showing the coverage provided and the deductible amount; Declaration and Restrictive Covenants; Rules and Regulations; Articles of Incorporation; Bylaws of the owners’ association; current financial statement and budget of the owners’ association; parking restrictions and information; and architectural guidelines.

☐ Name of Association 1:                                                                                                                   whose regular assessments (“dues”) are $                                             per                                   . The name, address and telephone number of the president of the owners’ association or the association manager is:                                                                                              .

Owners’ association website address, if any:

☐ Name of Association 2:                                                                                                                   whose regular assessments (“dues”) are $                                              per                                              . The name, address and telephone number of the president of the owners’ association or the association manager is:                                                                                              .

Owners’ association website address, if any:

(d) Fuel Tank(s)/Fuel: To the best of Seller’s knowledge, there ☐ is t/ is not a fuel tank(s) located on the Property. If “yes” complete the following.

(i)	Description:

☐ Tank 1: ☐ currently in use ☐ currently NOT in use

●	Ownership: ☐ owned ☐ leased. If leased, name and contact information of tank lessor:
●	Location: ☐ above ground ☐ below ground
●	Type of fuel: ☐ oil ☐ propane ☐ gasoline and/or diesel ☐ other:
●	Name and contact information of fuel vendor:

Buyer’s initials MS Seller’s initials	STANDARD FORM 2-T Revised 7/2025 © 7/2025

☐ Tank 2: ☐ currently in use ☐ currently NOT in use

●	Ownership: ☐ owned ☐ leased. If leased, name and contact information of tank lessor:

●	Location: ☐ above ground ☐ below ground

●	Type of fuel: ☐ oil ☐ propane ☐ gasoline and/or diesel ☐ other:

●	Name and contact information of fuel vendor:

(ii)	Tank(s) included in sale: Buyer and Seller agree that any tank described above that is owned by Seller shall be included in the sale as part of the Purchase Price free of liens, unless excluded in paragraph 2(d) or 2(e) above.

(iii)	Fuel: Seller may use fuel in the tank(s) described above through Settlement, but may not otherwise remove the fuel or resell it. Any fuel remaining in the tank(s) as of Settlement shall be included in the sale as part of the Purchase Price, free of liens. Seller’s use of fuel in any fuel tank is subject to Seller’s obligation under Paragraph 8(c) to provide working, existing utilities through the earlier of Closing or possession by Buyer.

(iv)	Inspections; Supplier Consent: Buyer shall be entitled to conduct inspections to confirm the existence, type and ownership of any fuel tank located on the Property. Buyer is advised to consult with the owner of any leased fuel tank regarding the terms under which Buyer may lease the tank and obtain fuel. State law provides that it is unlawful for any person, other than the supplier or the owner of a fuel supply tank, to disconnect, interrupt or fill the supply tank with liquefied petroleum gas (LP gas or propane) without the consent of the supplier.

(e) Leases. The Property ☐ is ☐ is not subject to any lease(s). If the Property is subject to a lease, Buyer and Seller should include either the Rental/Income/Investment Property provision in the Additional Provisions Addendum (Standard Form 2A11-T) or the Vacation Rental Addendum (Form 2A13-T) with this offer.

8.	SELLER OBLIGATIONS:

(a)	Evidence of Title and Payoff Statement(s):

(i)	Seller agrees to use best efforts to provide to the closing attorney as soon as reasonably possible after the Effective Date, copies of all title information in possession of or available to Seller, including but not limited to: title insurance policies, attorney’s opinions on title, surveys, covenants, deeds, notes and deeds of trust, leases, and easements relating to the Property.

(ii)	Seller shall provide to the closing attorney all information needed to obtain a written payoff statement from any lender(s) regarding any security interest in the Property as soon as reasonably possible after the Effective Date, and Seller designates the closing attorney as Seller’s agent with express authority to request and obtain on Seller’s behalf payoff statements and/or short-pay statements from any such lender(s).

(iii)	As soon as reasonably possible after the Effective Date, Seller shall provide to the closing attorney all information needed to obtain a written statement of Seller’s account from any owners’ association or HOA management company associated with the Property. Seller designates the closing attorney as Seller’s agent with express authority to request and obtain on Seller’s behalf a written statement of Seller’s account as to the Property. Upon request from the closing attorney, Seller shall immediately pay any fees charged by the owners’ association or HOA management company for such written statement.

(b) Authorization to Disclose Information: Seller authorizes: (i) any attorney presently or previously representing Seller to release and disclose any title insurance policy in such attorney’s file to Buyer and both Buyer’s and Seller’s agents and attorneys; (ii) the Property’s title insurer or its agent to release and disclose all materials in the Property’s title insurer’s (or title insurer’s agent’s) file to Buyer and both Buyer’s and Seller’s agents and attorneys and (iii) the closing attorney to release and disclose any seller’s closing disclosure, settlement statement and/or disbursement summary, or any information therein, to the parties to this transaction, their real estate agent(s) and Buyer’s lender(s).

(c) Access to Property: Seller shall provide reasonable access to the Property through the earlier of Closing or possession by Buyer, including, but not limited to, allowing Buyer and/or Buyer’s agents or representatives, an opportunity to: (i) conduct any Due Diligence, investigations, or inspections; (ii) verify the satisfactory completion of negotiated repairs/improvements; and (iii) conduct a final walk-through inspection of the Property. Seller’s obligation includes providing existing utilities operating at Seller’s cost, including any connections and de-winterizing.

(d) Removal of Seller’s Property: Seller shall remove, by the date possession is made available to Buyer, all personal property which is not a part of the purchase and all garbage and debris from the Property.

(e) Settlement Deliverables: If requested by the closing attorney, Seller shall furnish, prior to or at Settlement, the following items in a form satisfactory to Buyer and Buyer’s title insurer, if any:

(i)	Affidavit and indemnification agreements or other documents that: (1) cover any potential materialman’s lien under N.C.G.S. § 44A-8 for labor, services, materials, or rental equipment used on the Property within 120 days of Settlement; (2) address the closing attorney’s difficulty in accessing electronic records with the register of deeds and the clerk of court; and (3) allow Buyer to obtain a title insurance policy, subject to the exceptions in paragraph 8(g) below.

Buyer’s initials MS Seller’s initials	STANDARD FORM 2-T Revised 7/2025 © 7/2025

(ii)	If Seller is not a foreign person as defined by the Foreign Investment in Real Property Tax Act, Seller will also provide to the closing attorney a non-foreign status certification (pursuant to the Foreign Investment in Real Property Tax Act). If Seller does not provide this certification, Seller acknowledges that there may be withholding as provided by the Internal Revenue Code.

(f) Designation of Lien Agent, Payment and Satisfaction of Liens: If required by N.C.G.S. §44A-11.1, Seller shall have designated a Lien Agent, and Seller shall deliver to Buyer as soon as reasonably possible a copy of the appointment of Lien Agent. All deeds of trust, deferred ad valorem taxes, liens and other charges against the Property, not assumed by Buyer, must be paid and satisfied by Seller prior to or at Settlement such that cancellation may be promptly obtained following Closing. Seller shall remain obligated to obtain any such cancellations following Closing.

(g) Good Title, Legal Access: Seller shall execute and deliver a GENERAL WARRANTY DEED for the Property in recordable form no later than Settlement, which shall convey fee simple marketable and insurable title, without exception for mechanics’ liens, lis pendens, monetary liens and judgments, and free of other encumbrances or defects that would materially affect the value of the Property, including those which would be revealed by a current and accurate survey of the Property, except: (i) ad valorem taxes for the current year; (ii) utility easements and unviolated covenants, conditions or restrictions; and (iii) such other liens, encumbrances or defects as may be specifically approved by Buyer in writing. The Property must have legal access to a public right of way. Buyer’s failure to conduct a survey or examine title of the Property, prior to the expiration of the Due Diligence Period does not relieve the Seller of their obligation to deliver good title under this paragraph.

(h) Governmental Compliance: It is a condition of this Contract that the Property be conveyed free of any material violation of law, ordinance, permit, or government regulation (including, but not limited to, those relating to building, stormwater, impervious surface, environmental protection, and zoning), unless Seller has specifically disclosed such violation(s) prior to the Effective Date. If Buyer establishes that a violation exists after the Effective Date and prior to Closing, then Buyer must promptly notify Seller and Seller may cure the violation(s). Unless otherwise agreed, if Seller does not cure the violation(s) prior to Closing, then Buyer may choose to accept the violation(s) and proceed to Settlement/Closing or terminate this Contract and receive a refund of the Earnest Money Deposit and the Due Diligence Fee.

(i) Deed, Taxes and Fees: Seller shall pay for preparation of a deed and all other documents necessary to perform Seller’s obligations under this Contract, and for state and county excise taxes, and any deferred, discounted or rollback taxes, and local conveyance fees required by law. The deed is to be made to: (i) Buyer; (ii) a corporation, limited liability company, or other business entity of which Buyer is the sole owner or shareholder; (iii) a trust for which Buyer is the beneficiary; (iv) any relative of Buyer; and/or (v) Other: (Insert Name(s) Only)                                                                                                                .

(j) Owners’ Association Fees/Charges: Seller shall pay any charges by an owners’ association or a management company/vendor as agent of the association under paragraph 9(a) of this Contract.

(k) Payment of Special Assessments: Seller shall pay, in full at Settlement, all Special Assessments that are approved prior to Settlement, whether payable in a lump sum or future installments, provided that the amount thereof can be reasonably determined or estimated. The payment of such estimated amount shall be the final payment between the Parties.

(l) Late Listing Penalties: All property tax late listing penalties, if any, shall be paid by Seller.

(m) Negotiated Repairs/Improvements: Negotiated repairs/improvements shall be made in a good and workmanlike manner and Buyer shall have the right to verify same prior to Settlement.

(n) Home Warranty: (Select one of the following):

No home warranty is to be provided by Seller.

☐ Buyer may obtain a one-year home warranty at a cost not to exceed $                                              which includes sales tax and Seller agrees to pay for it at Settlement.

☐ Seller has obtained and will provide a one-year home warranty from                                                                                      at a cost of $                                                which includes sales tax and will pay for it at Settlement.

9. CHARGES BY OWNERS’ ASSOCIATION: Responsibility for payment of charges by an owners’ association or a management company/vendor as agent of the association shall be allocated between Buyer and Seller as follows:

(a) Seller shall pay:

(i)	fee incurred by Seller in completing the Residential Property and Owners’ Association Disclosure Statement, and resale or other certificates related to a proposed sale of the Property;

(ii)	fees required for confirming Seller’s account payment information on owners’ association dues or assessments for payment or proration, including any expedite fee permitted under N.C. Gen. Stat. § 47F-3-102 that is charged in connection with providing such information;

Buyer’s initials MS Seller’s initials	STANDARD FORM 2-T Revised 7/2025 © 7/2025

(iii)	any fees charged for transferring or updating ownership records of the association; and

(iv)	any fees other than those fees specifically required to be paid by Buyer under paragraph 9(b) below.

(b) Buyer shall pay:

(i)	charges for providing information required by Buyer’s lender;

(ii)	charges for working capital contributions, membership fees, or charges imposed for Buyer’s use of the common elements and/or services provided to Buyer in connection with Buyer taking possession of the Property, such as “move-in fees”; and

(iii)	charges for determining restrictive covenant compliance.

10. PRORATIONS AND ADJUSTMENTS: Unless otherwise agreed, the following items shall be prorated, with Seller responsible for the prorated amounts of any taxes and dues through the date of Settlement, and Seller entitled to the amount of prorated rents through the date of Settlement, and either adjusted between the parties or paid at Settlement:

(a) Taxes on Real Property: Ad valorem taxes and recurring governmental service fees levied with such taxes on real property shall be prorated on a calendar year basis;

(b) Taxes on Personal Property: Ad valorem taxes on personal property for the entire year shall be paid by Seller unless the personal property is conveyed to Buyer, in which case, the personal property taxes shall be prorated on a calendar year basis;

(c) Rents: Rents, if any, for the Property;

(d) Dues: Owners’ association regular assessments (dues) and other like charges.

11. CONDITION OF PROPERTY/RISK OF LOSS:

(a) Condition of Property at Settlement: If the Property is not in substantially the same or better condition at Closing as on the date of this offer, reasonable wear and tear excepted, Buyer may terminate this Contract by written notice delivered to Seller and the Due Diligence Fee and Earnest Money Deposit shall be refunded to Buyer. If the Property is not in such condition and Buyer does NOT elect to terminate this Contract, Buyer shall be entitled to receive, in addition to the Property, the proceeds of any insurance claim filed by Seller on account of any damage or destruction to the Property.

(b) Risk of Loss: The risk of loss or damage by fire or other casualty prior to Closing shall be upon Seller. Seller is advised not to cancel existing insurance on the Property until after confirming recordation of the deed.

12. DELAY IN SETTLEMENT/CLOSING: This paragraph shall apply if one party is ready, willing and able to complete Settlement on the Settlement Date (“Non-Delaying Party”) but it is not possible for the other party to complete Settlement by the Settlement Date (“Delaying Party”). In such event, the Delaying Party shall be entitled to a delay in Settlement and shall give as much notice as possible to the Non-Delaying Party and closing attorney. If the Delaying Party fails to complete Settlement and Closing within seven (7) days of the Settlement Date (including any amended Settlement Date agreed to in writing by the parties), then the Delaying Party shall be in breach and the Non-Delaying Party may terminate this Contract and shall be entitled to enforce any remedies available to such party under this Contract for the breach.

13. POSSESSION: Possession, including all means of access to the Property and transferable amenities and services (keys including mailbox keys, codes including security codes, garage door openers, electronic devices, etc.), shall be delivered upon Closing as defined in Paragraph 1(n) unless otherwise provided below:

☐ A Buyer Possession Before Closing Agreement is attached (Standard Form 2A7-T)

☐ A Seller Possession After Closing Agreement is attached (Standard Form 2A8-T)

☐ Possession is subject to rights of tenant(s) (Parties should attach either Additional Provisions Addendum (Form 2A11-T) or Vacation Rental Addendum (Form 2A13-T))

14. ADDENDA: Buyer and Seller should note that real estate brokers cannot draft addenda to this Contract.

☐ Additional Provisions Addendum (Form 2A11-T)	☐ New Construction Addendum (Form 2A3-T)

☐ Additional Signatures Addendum (Form 3-T)	☐ Owners’ Association Disclosure Addendum (Form 2A12-T)

☐ Back-Up Contract Addendum (Form 2A1-T)

☐ FHA/VA Financing Addendum (Form 2A4-T)	☐ Seller Financing Addendum (Form 2A5-T)

☐ Lead-Based Paint Or Lead-Based Paint Hazard Addendum (Form 2A9-T)	☐ Short Sale Addendum (Form 2A14-T)

☐ Loan Assumption Addendum (Form 2A6-T)	☐ Vacation Rental Addendum (Form 2A13-T)

☐ Identify other attorney or party drafted addenda:

15. ASSIGNMENTS: This Contract may not be assigned without the written consent of all parties except in connection with ataxdeferred exchange, but if assigned by agreement, then this Contract shall be binding on the assignee and assignee’s heirs and successors.

Buyer’s initials MS Seller’s initials	STANDARD FORM 2-T Revised 7/2025 © 7/2025

16. TAX-DEFERRED EXCHANGE: In the event Buyer or Seller desires to effect a tax-deferred exchange in connection with the conveyance of the Property, Buyer and Seller agree to cooperate in effecting such exchange; provided, however, that the exchanging party shall be responsible for all additional costs associated with such exchange, and provided further, that a non-exchanging party shall not assume any additional liability with respect to such tax-deferred exchange. Buyer and Seller shall execute such additional documents, including assignment of this Contract in connection therewith, at no cost to the non-exchanging party, as shall be required to give effect to this provision.

17. PARTIES: This Contract shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective heirs, successors and assigns. As used herein, words in the singular include the plural and the masculine includes the feminine and neuter genders, as appropriate.

18. SURVIVAL: If any provision herein contained which by its nature and effect is required to be observed, kept or performed after the Closing, it shall survive the Closing and remain binding upon and for the benefit of the parties hereto until fully observed, kept or performed.

19. ENTIRE AGREEMENT/RECORDATION: This Contract contains the entire agreement of the parties and there are no representations, inducements or other provisions other than those expressed herein. All changes, additions or deletions hereto must be in writing and signed by all parties. Nothing contained herein shall alter any agreement between a REALTOR® or broker and Seller or Buyer as contained in any listing agreement, buyer agency agreement, or any other agency agreement between them. This Agreement or any memorandum thereof shall not be recorded without the express written consent of Buyer and Seller.

20. CONDUCT OF TRANSACTION: The parties agree that any action between them relating to the transaction contemplated by this Contract may be conducted by electronic means, including the signing of this Contract by one or more of them and any notice or communication given in connection with this Contract. Any written notice or communication may be transmitted to any mailing address, e-mail address or fax number set forth in the “Notice Information” section below. Any notice or communication to be given to a party herein, and any fee, deposit or other payment to be delivered to a party herein, may be given to the party or to such party’s agent. Delivery of any notice to a party via means of electronic transmission shall be deemed complete at such time as the sender performs the final act to send such transmission, in a form capable of being processed by the receiving party’s system, to any electronic address provided for such party in the “Notice Information” section below. Seller and Buyer agree that the “Notice Information” and “Acknowledgment of Receipt of Monies” sections below shall not constitute a material part of this Contract, and that the addition or modification of any information therein shall not constitute a rejection of an offer or the creation of a counteroffer.

21. EXECUTION: This Contract may be signed in multiple originals or counterparts, all of which together constitute one and the same instrument.

22. COMPUTATION OF DAYS/TIME OF DAY: Unless otherwise provided, for purposes of this Contract, the term “days” shall mean consecutive calendar days, including Saturdays, Sundays, and holidays, whether federal, state, local or religious. For the purposes of calculating days, the count of “days” shall begin on the day following the day upon which any act or notice as provided in this Contract was required to be performed or made. Any reference to a date or time of day shall refer to the date and/or time of day in the State of North Carolina.

23. REMEDIES:

(a) Breach by Buyer: In the event of material breach of this Contract by Buyer, Seller shall be entitled to any Earnest Money Deposit. The payment of any Earnest Money Deposit and any Due Diligence Fee to Seller (without regard to their respective amounts, including zero) together shall serve as liquidated damages (“Liquidated Damages”) and as Seller’s sole and exclusive remedy for such breach, provided that such Liquidated Damages shall not limit Seller’s rights under Paragraphs 4(e) and 4(f) for damage to the Property as well as Seller’s rights under paragraph 6(a) for dishonored funds. It is acknowledged by the parties that the amount of the Liquidated Damages is compensatory and not punitive, such amount being a reasonable estimation of the actual loss that Seller would incur as a result of a breach of this Contract by Buyer. The payment to Seller of the Liquidated Damages shall not constitute a penalty or forfeiture but actual compensation for Seller’s anticipated loss, both parties acknowledging the difficulty of determining Seller’s actual damages for such breach

(b) Breach by Seller: In the event of material breach of this Contract by Seller, Buyer may (i) elect to terminate this Contract as a result of such breach, and shall be entitled to return of both the Earnest Money Deposit and the Due Diligence Fee, together with the reasonable costs actually incurred by Buyer in connection with Buyer’s Due Diligence (“Due Diligence Costs”), or (ii) elect not to terminate and instead treat this Contract as remaining in full force and effect and seek the remedy of specific performance.

Buyer’s initials MS Seller’s initials	STANDARD FORM 2-T Revised 7/2025 © 7/2025

(c) Attorneys’ Fees: If legal proceedings are brought by Buyer or Seller against the other to collect the Earnest Money Deposit, Due Diligence Fee, or Due Diligence Costs, the parties agree that a party shall be entitled to recover reasonable attorneys’ fees to the extent permitted under N.C. Gen. Stat. § 6-21.2, and if applicable, N.C. Gen. Stat. § 6-21.3 for dishonored funds. The parties acknowledge and agree that the terms of this Contract with respect to entitlement to the Earnest Money Deposit, Due Diligence Fee, or Due Diligence Costs each constitute an “evidence of indebtedness” pursuant to N.C. Gen. Stat. § 6-21.2.

NC REALTORS® AND THE NORTH CAROLINA BAR ASSOCIATION MAKE NO REPRESENTATION AS TO THE LEGAL VALIDITY OR ADEQUACY OF ANY PROVISION OF THIS FORM IN ANY SPECIFIC TRANSACTION. IF YOU DO NOT UNDERSTAND THIS FORM OR FEEL IT DOES NOT PROVIDE FOR YOUR LEGAL NEEDS, YOU SHOULD CONSULT A NORTH CAROLINA REAL ESTATE ATTORNEY BEFORE YOU SIGN IT.

This offer shall become a binding contract on the Effective Date. Unless specifically provided otherwise, Buyer’s failure to timely deliver any fee, deposit or other payment provided for herein shall not prevent this offer from becoming a binding contract, provided that any such failure shall give Seller certain rights to terminate the contract as described herein or as otherwise permitted by law.

Buyer: (Name)                                                               (Signature)                                                        (Date)

Buyer: (Name)                                                               (Signature)                                                        (Date)

Entity Buyer: (Name of LLC, Corp., Trust, etc.) _Acre Home Ownership Holdings LLC and/or its assigns

By: (Name & Title)     Michael Schneider                   (Signature)   /s/ Michael Schneider                    (Date) 2/13/2025

Seller: (Name)   Ashley Van Gieson                                  Signature)     /s/ Ashley Van Gieson (Date) 12/13/2025

Seller: (Name)    Ryan Van Gieson                                     (Signature) /s/ Ashley Van Gieson (Date) 12/13/2025

Entity Seller: (Name of LLC, Corp., Trust, etc.)

By: (Name & Title)                                                              (Signature)                                                (Date)

Buyer’s initials MS Seller’s initials	STANDARD FORM 2-T Revised 7/2025 © 7/2025

WIRE FRAUD WARNING

Buyer: Before wiring any funds, call the closing attorney’s office and verify instructions. If you receive wiring instructions for a different bank, branch location, or account after verifying with the closing attorney, presume the instructions are fraudulent, do not send funds, and call the closing attorney again immediately.

Seller: If your closing proceeds will be wired, you should provide wiring instructions at Settlement in writing and in the presence of the attorney. If you are unable to attend Settlement, you may be required to send an original notarized directive to the closing attorney’s office with wiring instructions. This may be sent with the deed, lien waiver, and tax forms.

Both Buyer and Seller should independently obtain the closing attorney’s phone number to ensure it is legitimate. Do not rely on a phone number from an email, even from the closing attorney’s office, your real estate agent, or anyone else.

NOTICE INFORMATION

NOTE: INSERT AT LEAST ONE ADDRESS AND/OR ELECTRONIC DELIVERY ADDRESS EACH PARTY AND AGENT APPROVES FOR THE RECEIPT OF ANY NOTICE CONTEMPLATED BY THIS CONTRACT. INSERT “N/A” FOR ANY WHICH ARE NOT APPROVED.

BUYER NOTICE ADDRESS:	SELLER NOTICE ADDRESS:

Mailing Address:	Mailing Address :

Buyer Fax#:	Seller Fax#:

Buyer E-mail:	Seller E-mail:

CONFIRMATION OF AGENCY/NOTICE ADDRESSES

Selling Firm Name:	Pinnacle Realty Advisors	Listing Firm Name:	Hometowne Realty Garner
Acting as Buyer’s Agent ☐ Seller’s (sub)Agent ☐ Dual Agent		Acting as Seller’s Agent ☐ Dual Agent

Firm License #:	C37868	Firm License #:	C20884

Mailing Address:	500 Westover Dr # 30061	Mailing Address:	200 US-70

Sanford NC 27330		Garner NC 27529

Individual Selling Agent:	Tamera Nielsen	Individual Listing Agent:	Christopher Wilson

☐ Acting as a Designated Dual Agent (check only if applicable)		☐ Acting as a Designated Dual Agent (check only if applicable)

Selling Agent License #:	356577	Listing Agent License #:	278766

Selling Agent Phone #:	[INTENTIONALLY OMMITTED]	Listing Agent Phone #:	[INTENTIONALLY OMMITTED]

Selling Agent Fax #:		Listing Agent Fax #:

Selling Agent E-mail:	[INTENTIONALLY OMMITTED]	Listing Agent E-mail:	[INTENTIONALLY OMMITTED]

Buyer’s initials MS Seller’s initials	STANDARD FORM 2-T Revised 7/2025 © 7/2025

OFFER TO PURCHASE AND CONTRACT
ACKNOWLEDGMENT OF RECEIPT OF MONIES

Seller:	Ashley Van Gieson, Ryan Van Gieson	(“Seller”)
Buyer:	Acre Home Ownership Holdings LLC and/or its assigns	(“Buyer”)
Property Address:	112 Lure Lane Ln, Wendell, NC 27591	(“Property”)

\

☐ LISTING AGENT ACKNOWLEDGMENT OF RECEIPT OF DUE DILIGENCE FEE

Paragraph 1(d) of the Offer to Purchase and Contract between Buyer and Seller for the sale of the Property provides for the payment to Seller of a Due Diligence Fee in the amount of $4,500.00  , receipt of which Listing Agent hereby acknowledges

Date	Firm:	Hometowne Realty Garner

By:
(Signature)

Christopher Wilson
(Print name)

☐ SELLER ACKNOWLEDGMENT OF RECEIPT OF DUE DILIGENCE FEE

Paragraph 1(d) of the Offer to Purchase and Contract between Buyer and Seller for the sale of the Property provides for the payment to Seller of a Due Diligence Fee in the amount of $4,500.00, receipt of which Seller hereby acknowledges.

Date	Seller:
(Signature)

Date	Seller:
(Signature)

☐ ESCROW AGENT ACKNOWLEDGMENT OF RECEIPT OF INITIAL EARNEST MONEY DEPOSIT

Paragraph 1(d) of the Offer to Purchase and Contract between Buyer and Seller for the sale of the Property provides for the payment to Escrow Agent of an Initial Earnest Money Deposit in the amount of $________________. Escrow Agent as identified in Paragraph 1(i) of the Offer to Purchase and Contract hereby acknowledges receipt of the Initial Earnest Money Deposit and agrees to hold and disburse the same in accordance with the terms of the Offer to Purchase and Contract.

Date	Firm:

By:
(Signature)

(Print name)

☐ ESCROW AGENT ACKNOWLEDGMENT OF RECEIPT OF (ADDITIONAL) EARNEST MONEY DEPOSIT

Paragraph 1(d) of the Offer to Purchase and Contract between Buyer and Seller for the sale of the Property provides for the payment to Escrow Agent of an (Additional) Earnest Money Deposit in the amount of $________________. Escrow Agent as identified in Paragraph 1(i) of the Offer to Purchase and Contract hereby acknowledges receipt of the (Additional) Earnest Money Deposit and agrees to hold and disburse the same in accordance with the terms of the Offer to Purchase and Contract.

Date:		Firm:

Time:	☐ AM ☐ PM	By:
(Signature)

(Print name)

STANDARD FORM 2-T
Revised 7/2025
© 7/2025

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is made this 2nd day of January, 2026 (the “Effective Date”), by and between ACRE HOME OWNERSHIP HOLDINGS LLC, AND/OR ASSIGNS (“Assignor”), and WAHED FINANCIAL LLC, (“Assignee”).

RECITALS

A. Assignor, as Buyer, and ASHLEY CHRISTINE VAN GIESON & RYAN CHARLES VAN GIESON (“Seller”), as Seller, are parties to that certain Offer to Purchase and Contract dated December 13, 2025 (the “Contract”) for the purchase and sale of certain real property located at 112 Lure Lane, Wendell, Johnston County, North Carolina, 27591 and more specifically identified in the Contract (the “Property”). A true and correct copy of the Contract is attached hereto as Exhibit A;

B. Assignor desires hereby to assign to Assignee, all of Assignor’s right, title, and interest in the Contract; and

C. Assignee desires hereby to accept from Assignor, all of Assignor’s right, title and interestin the Contract and assume of all Assignor’s obligations under the Contract for the purchase of the Property.

NOW, THEREFORE, pursuant to Section 15 of the Contract and for and in consideration of the payment of the sum of Ten and No/100 Dollars ($10.00) by Assignee to Assignor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Incorporation of Recitals; Capitalized Terms. The foregoing recitals are incorporated herein by reference. Unless otherwise defined herein, capitalized terms shall have the same meaning ascribed to such terms in the Contract.

2.	Assignment. Effective as of the Effective Date, Assignor hereby assigns, transfers and conveys unto Assignee, its successors and assigns all of Assignor’s right and title and interest in and to said Contract, including Assignor’s right to the Four Thousand Five Hundred and No/100 Dollars ($4,500.00) Due Diligence Fee.

3.	Acceptance of Assignment. Assignee hereby accepts this Assignment as of the Effective Date.

4.	Assignment Fee. At or before Closing on the Property under the Contract, Assignor shall pay Assignee an Assignment Fee of Ten and No/100 Dollars ($10.00). The Assignment Fee is due to Assignor regardless of Assignee closing on the Property. Should Assignee not complete the purchase of the Property, the Assignment Fee shall be due no later than 10 days following the scheduled Closing Date under the terms of the Contract.

5.	Assumption of Obligations. From and after the Effective Date, Assignee assumes and agrees to perform, fulfill and comply with all covenants and obligations to be performed, fulfilled or complied with by Assignor under the Contract arising from and after the Effective Date, and Assignee assumes and undertakes full responsibility for such performance, fulfillment or compliance.

6.	Indemnification and Limitation of Liability: The Assignor agrees to indemnify, defend, and hold harmless the Assignee, and their respective agents, brokers, attorneys, and representatives, from and against any and all claims, losses, liabilities, damages, costs, and expenses (including reasonable attorneys’ fees) arising out of or related to any breach of the Contract, misrepresentation, or violation of law by the indemnifying party. In no event shall the Assignee be liable to the Assignor for any indirect, incidental, consequential, special, or punitive damages arising from or related to the Contract or the transaction contemplated hereby, except to the extent resulting from gross negligence, willful misconduct, or fraud. The provisions of this section shall survive Closing or termination of this Contract.

7.	Entire Agreement. This Assignment of Contract represents the entire understanding between the parties with respect to the subject matter hereof and supersedes all previous oral or written communication or agreements, and all contemporaneous oral communications and agreements, between the parties and their respective affiliates regarding such subject matter. No breach of this Agreement by either party will affect the rights or obligations of either party under any other agreement between the parties.

8.	Other Assignment Rights: Assignor understands and agrees that after the execution of this Assignment of Contract and the occurrence of the Assignment Effective Date, the Assignor will not have any other rights or obligations as a Buyer, as contemplated under the Contract, and will not be able to transfer or assign the Assignor’s previous interest as Buyer under the Contract to any other person or entity.

9.	Waiver: The failure to enforce or the waiver by the Assignee of any right or an event of breach or default on one occasion or instance shall not constitute waiver of such right, breach or default on any subsequent occasion or instance.

10.	Severability: If any provision of this Assignment, or the application thereof to any person or circumstance, is held to be invalid, illegal, or unenforceable under North Carolina law, such provision shall be modified to the minimum extent necessary to make it valid and enforceable, or if modification is not possible, severed from this Assignment, and the remaining provisions shall continue in full force and effect and shall not be affected or impaired thereby.

11.	Governing Law. This Assignment shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

12.	Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

13.	Counterparts; Electronic Signatures. This Assignment may be executed in counterparts, eachof which shall be deemed and original, but all of which shall constitute one and the same instrument. Electronic signatures, including signed pages scanned and e-mailed or sent by facsimile transmission,shall have the same effect as original signatures.

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IN WITNESS WHEREOF, the undersigned have executed this Assignment in manner and form so as to be binding as of the Effective Date.

ASSIGNOR:

ACRE HOME OWNERSHIP HOLDINGS LLC

By:	/s/ Michael Schneider
Michael Schneider, Manager

ASSIGNEE:

WAHED FINANCIAL LLC

By:	/s/ Ahmar Sheikh
Ahmar Shaikh, Manager

ACKNOWLEDGMENT OF SELLER

The undersigned hereby acknowledges the foregoing Assignment as of the date executed below.

SELLER:

/s/ ASHLEY CHRISTINE VAN GIESON	1/2/2026
ASHLEY CHRISTINE VAN GIESON	Date

/s/ RYAN CHARLES VAN GIESON	1/2/2026
RYAN CHARLES VAN GIESON	Date

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